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                                                                     EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION


         THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on November 21, 2003 by and among PROLOGUE, a Utah corporation ("Prologue"), UWINK, INC., a Delaware corporation ("uWink"), and the stockholders of uWink listed on the list of majority stockholders attached hereto as Exhibit A and who have executed this Agreement (the "Majority Stockholders").

                                 R E C I T A L S

         A. uWink has authorized capital stock consisting of (i) 35,000,000 shares of common stock ("uWink Common Stock"), $0.0001 par value, of which 15,711,415 shares ("uWink Common Shares") of uWink Common Stock are issued and outstanding as of the date of this Agreement; (ii) 10,000,000 shares of preferred stock ("uWink Preferred Stock"), $0.0001 par value, of which 2,950,000 shares of uWink Preferred Stock have been designated as Series A Preferred Stock ("uWink Series A Shares") and are issued and outstanding as of the date of this Agreement and 2,131,395 shares of uWink Preferred Stock have been designated as Series B Preferred Stock ("uWink Series B Shares") and are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, there are warrants, options and convertible notes and convertible debt agreements issued and outstanding which entitle their holders to purchase from uWink an aggregate of 7,285,265 shares of uWink Common Stock upon the exercise or conversion of such instruments.

         B. Up through the Initial Closing (as defined below), uWink is conducting an ongoing private placement, solely to accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")), of up to 5,838,817 shares (the "Private Placement Shares") of uWink Common Stock, at $0.63369 per share, for the gross proceeds of $3,700,000 (the "Private Placement"). As of the date of November 20, 2003, uWink has sold 4,280,127 Private Placement Shares, all of which have been included in the number of outstanding shares of uWink Common Stock referred to in Recital A above. All issued and outstanding shares of uWink Common Stock and uWink Preferred Stock, including shares of uWink Common Stock sold in the Private Placement after the date of this Agreement and uWink Common Shares issued upon exercise or conversion of outstanding warrants, options and convertible notes and debt agreements, are referred to herein as "uWink Shares."

         C. Prologue has authorized capital stock consisting of 50,000,000 shares of common stock ("Prologue Common Stock"), $0.001 par value, of which 709,188 shares of Prologue Common Stock are issued and outstanding as of the date of this Agreement and after giving effect to a 1 for 200 reverse split ("Reverse Split") of the outstanding shares of Prologue Common Stock effective as of November 18, 2003.


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         D. The holders of the uWink Shares wish to sell, and Prologue wishes to acquire, all of the issued and outstanding uWink Shares in exchange for Prologue's issuance of shares Prologue Common Stock ("Prologue Shares") to the holders of uWink Shares, at the rate of one Prologue share (post-split) for every 3.15611 uWink Shares (the "Exchange Ratio"), subject to and upon the terms and conditions hereinafter set forth.

         E. The Majority Stockholders own and will transfer to Prologue at the Initial Closing uWink Shares representing in excess of 50% of the issued and outstanding voting securities of uWink.

         F. As of the date of this Agreement, uWink has issued a 10% Secured Convertible Note (the "uWink Note") in the original principal amount of $1,000,000. The holders of the uWink Note (the "Noteholders"), shall, prior to the Initial Closing, provide their written consent to the transactions contemplated by this Agreement or convert all principal and interest under the uWink Note into shares of uWink Common Stock.

         G. From time to time subsequent to the Initial Closing, Prologue shall exchange newly issued shares of Prologue Common Stock for the outstanding uWink Shares held by those parties other than the Majority Stockholders (each a "Subscriber"), at the Exchange Ratio, by entering into a subscription agreement substantially in the form of Exhibit B hereto if the Subscriber is a U.S. person (as defined in Regulation S promulgated under the Securities Act), or in the form of Exhibit C hereto if the Subscriber is a non-U.S. person (Exhibits B and C are collectively referred to herein as the "Subscription Agreements"). All of the Subscribers together with the Majority Stockholders are sometimes collectively referred to herein as the "Selling Stockholders".

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1. SECURITIES PURCHASE AND REORGANIZATION.

                  1.1 INCORPORATION OF RECITALS. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

                  1.2 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein:

                           (a) INITIAL CLOSING. Each Majority Stockholder agrees
to sell, assign, transfer and deliver to Prologue, and Prologue agrees to purchase from each Majority Stockholder, at the Initial Closing, the uWink Shares owned by the respective Majority Stockholder, in exchange for the issuance, at the Initial Closing, by Prologue to each Majority Stockholder of one (1) Prologue Share for every 3.15611 uWink Shares sold and delivered to Prologue.

                           (b) ADDITIONAL CLOSINGS. From time to time after the
Initial Closing, Prologue shall purchase from any and all Subscribers, pursuant to a Subscription Agreement entered into between Prologue and each Subscriber, the uWink Shares owned by the Subscriber in exchange for a number of shares issued by Prologue to each such Subscriber at the Exchange Ratio.


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                           (c) uWINK OPTIONS AND WARRANTS. From time to time
after the Initial Closing Date, Prologue shall assume all uWink option and warrants outstanding as of the Initial Closing Date, by issuing, at the request of such holder, an option or warrant to purchase shares of Prologue Common Stock on the same terms and conditions as the option or warrant held by the holder thereof except that (a) each such option or warrant shall be exercisable for a number of shares of Prologue Common Stock equal to the number of shares of uWink Common Stock subject to such option or warrant divided by the Exchange Ratio,
(b) the option or warrant price per share shall be an amount equal to the quotient of the option or warrant exercise price subject to such uWink options or warrant in effect immediately prior to the Initial Closing Date multiplied by the Exchange Ratio, and (c) fractional shares shall be handled pursuant to
Section 1.2(d) below.

                           (d) uWINK EMPLOYEE DEBT CONVERSION AGREEMENTS. From
time to time after the Initial Closing Date, Prologue shall assume all of uWink's conversion obligations pursuant to those debt conversion letter agreements dated November 14, 2003, between uWink and certain employees ("Employee Debt Agreements"). The number of Prologue Shares issuable pursuant to such Employee Debt Agreements shall be equal to the number of uWink Shares to which such employee would otherwise be entitled divided by the Exchange Ratio.

                           (e) FINDER'S AGREEMENT. From time to time after the
Initial Closing Date, Prologue shall assume all of uWink's obligations pursuant to that certain Finder's Fee Agreement dated August 2, 2003, by and between uWink and Falcon Capital (the "Finder's Agreement"), including any issuances of uWink Common Stock required as compensation pursuant to the terms of such Finder's Agreement. The number of Prologue Shares issuable shall be equal to the number of uWink Shares to which Falcon Capital would otherwise be entitled pursuant to the terms of the Finder's Agreement divided by the Exchange Ratio.

                           (f) FRACTIONAL SHARES. No fractional shares of
Prologue Common Stock shall be issued upon; (i) exchange of any uWink Shares pursuant to Section 1.2(a) or (b); (ii) any exercise of any option or warrant issued by Prologue pursuant to Section 1.2(c); (iii) any conversion set forth in any Employee Debt Agreements pursuant to Section 1.2(d), or otherwise pursuant hereto. In lieu thereof, each recipient of Prologue Common Stock who would otherwise be entitled to a fraction of a share of Prologue Common Stock (after aggregating all fractional shares of Prologue Common Stock to be received by such holder) shall be entitled to receive one whole share of Prologue Common Stock.

                  1.3 CLOSING. The initial closing ("Initial Closing") of the exchange of the uWink Shares and the Prologue Shares shall take place at the offices of Preston Gates & Ellis LLP, 1900 Main Street, Suite 600, Irvine, California 92614, at 10:00 a.m., local time, on November 24, 2003, or at such other time and place as may be agreed to by uWink and Prologue ("Initial Closing Date"). From time to time after the Initial Closing, Prologue and the Selling Stockholders other than the Majority Stockholders may effect additional exchanges of shares in accordance with Sections 1.2(b) and 1.4. The Initial Closing and each additional closing is referred to herein as a "Closing" and the Initial Closing Date and the date of each additional closing is referred to herein as a "Closing Date".


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                  1.4 INSTRUMENTS OF TRANSFER.

                           (a) uWINK SHARES. Each Selling Stockholder shall
deliver to Prologue on the Closing Date original certificates evidencing the uWink Shares owned by the Selling Stockholder, along with duly executed stock powers in form attached hereto as Exhibit D, in order to effectively vest in Prologue all right, title and interest in and to the uWink Shares owned by the Selling Stockholder. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as Prologue may reasonably request in order to more effectively transfer to Prologue the securities intended to be transferred hereunder.

                           (b) PROLOGUE SHARES. Prologue shall deliver to the
Selling Stockholders on the Closing Date original certificates evidencing the Prologue Shares, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in each Selling Stockholder its respective right, title and interest in and to the Prologue Shares. From time to time after the Closing Date, and without further consideration, Prologue will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them the Prologue Shares.

                  1.5 TAX FREE REORGANIZATION. The parties intend that the transaction under this Agreement qualify as a tax free reorganization under Sections 351 and 368 of the Internal Revenue Code of 1986, as amended.

         2. DELIVERIES AT THE CLOSING

                  2.1 PROLOGUE'S DELIVERIES AT THE INITIAL CLOSING. At or prior to the Initial Closing, Prologue shall deliver or cause to be delivered to uWink and the Majority Stockholders all of the following:

                           (a) Certificates representing the Prologue Shares
registered in the names of the Majority Stockholders;

                           (b) An Officer's Certificate signed by Prologue's
President and dated as of the Initial Closing Date in the form attached hereto as Exhibit E;

                           (c) Written resignations of the officers and
directors of Prologue effective as of the Initial Closing Date in form satisfactory to uWink and the Majority Stockholders;

                           (d) Certified resolutions of the Board of Directors
of Prologue in the form attached hereto as Exhibit F (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) appointing and electing the persons designated by uWink as officers and directors of Prologue effective as of the Initial Closing Date;

                           (e) A certified list of the record holders of
Prologue Common Stock as of the most recent practicable date evidencing all of the shares of Prologue Common Stock issued and outstanding, after giving effect to the Reverse Split;


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                           (f) A certificate of good standing of Prologue from
the State of Utah and any other states where Prologue is qualified to do business, as of the most recent practicable date; and

                           (g) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  2.2 SELLING STOCKHOLDERS' DELIVERIES AT CLOSING. At or prior to the Closing, each Selling Stockholder shall deliver or cause to be delivered to Prologue all of the following:

                           (a) Its original certificate representing the uWink
Shares owned by such Selling Stockholder, along with a duly executed stock power, in form attached hereto as Exhibit D; and

                           (b) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  2.3 uWINK'S DELIVERIES AT THE INITIAL CLOSING. At or prior to the Initial Closing, uWink shall deliver or cause to be delivered to Prologue all of the following:

                           (a) An Officer's Certificate signed by uWink's Chief
Executive Officer and dated as of the Initial Closing Date in the form attached hereto as Exhibit G;

                           (b) Certified resolutions of the Board of Directors
of uWink in the form attached hereto as Exhibit H authorizing the consummation of the transactions contemplated by this Agreement;

                           (c) A certificate of good standing of uWink from the
State of Delaware and any other states where uWink is qualified to do business, as of the most recent practicable date; and

                           (d) Such other documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

         3. REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDERS. Each Majority Stockholder severally and not jointly represents, warrants and covenants to and with Prologue with respect to himself, as follows:

                  3.1 POWER AND AUTHORITY. The Majority Stockholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All action on the part of the Majority Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Majority Stockholder has been taken and no further authorization on the part of the Majority Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Majority Stockholder, the Documents shall constitute the valid and legally binding obligation of the Majority Stockholder enforceable in accordance with their respective terms.


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                  3.2 OWNERSHIP OF AND TITLE TO SECURITIES. Exhibit A to this
Agreement accurately and completely sets forth all of the capital stock of uWink owned by the Majority Stockholder. The Majority Stockholder represents that the Majority Stockholder has and will transfer to Prologue good and marketable title to the uWink Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  3.3 INVESTMENT AND RELATED REPRESENTATIONS.

                           (a) SECURITIES LAWS COMPLIANCE. The Majority
Stockholder is aware that neither the Prologue Shares nor the offer or sale thereof to the Majority Stockholder has been registered under the Securities Act, or under any state securities law. The Majority Stockholder understands that the Prologue Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Majority Stockholder agrees that the Majority Stockholder will not sell all or any portion of Prologue Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The address of the Majority Stockholder is as set forth on Exhibit A attached hereto. The Majority Stockholder understands that each certificate for Prologue Shares issued to the Majority Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 3.3 and that Prologue shall refuse to transfer the Prologue Shares except in accordance with such restrictions:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

                           (b) INVESTMENT REPRESENTATION. This Agreement is made
with the Majority Stockholder in reliance upon the Majority Stockholder's representation, which by the Majority Stockholder's execution of this Agreement the Majority Stockholder hereby confirms, that the Prologue Shares to be received by the Majority Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

                           (c) NO PUBLIC SOLICITATION. The Majority Stockholder
is acquiring the Prologue Shares after private negotiation and has not been attracted to the acquisition of the Prologue Shares by any press release, advertising or publication.


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                           (d) ACCESS TO INFORMATION. The Majority Stockholder
acknowledges having received and reviewed Prologue's Annual Report on Form 10-KSB for the year ended December 31, 2002 ("2002 Annual Report") and the reports filed by Prologue with the Securities and Exchange Commission ("SEC") subsequent thereto, including Prologue's quarterly report on Form 10-QSB for the three months ended September 30, 2003 (collectively the "SEC Reports"). The Majority Stockholder further acknowledges that Prologue has given to the Majority Stockholder and his counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of Prologue, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as the Majority Stockholder has requested or may request.

                           (e) INVESTOR SOLICITATION AND ABILITY TO BEAR RISK TO
LOSS. The Majority Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Prologue Shares. The Majority Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the Prologue Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Majority Stockholder's financial condition. The Majority Stockholder otherwise has such knowledge and experience in financial or business matters that the Majority Stockholder is capable of evaluating the merits and risks of the investment in the Prologue Shares.

                           (f) ACCREDITED INVESTOR STATUS. The Majority
Stockholder is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES OF PROLOGUE. Except as set forth in the schedule attached hereto as Exhibit I (the "Prologue Disclosure Schedule"), Prologue represents, warrants and covenants to and with uWink and each of the Selling Stockholders as follows:

                  4.1 ORGANIZATION AND GOOD STANDING. Prologue is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  4.2 CAPITALIZATION. Recital C to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of Prologue. All outstanding shares of Prologue Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of Prologue's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among Prologue, its stockholders, or any of them.

                  4.3 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by Prologue in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of Prologue, have been duly executed and delivered by Prologue and is each the valid and legally binding obligation of Prologue, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; and Prologue Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.


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                  4.4 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of Prologue, as amended, (ii) any agreement, contract, lease, license or instrument to which Prologue is a party or by which Prologue or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which Prologue is bound or to which it or any of its properties or assets are subject.

                  4.5 APPROVALS AND CONSENTS. Except for the filing of a notice pursuant to Rule 10b-17 under the Exchange Act and the filing and distribution of Schedule 14(f) pursuant to Rule 14(f) under the Exchange Act, both of which have been completed prior to the date of this Agreement, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for Prologue's consummation of the transactions contemplated hereby.

                  4.6 SEC REPORTS; FINANCIAL STATEMENTS.

                           (a) Prologue has filed all reports required to be
filed by it with the SEC pursuant to the Exchange Act. The SEC Reports complied, at the time of filing, in all material respects with the applicable requirements of the Exchange Act. None of the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by an SEC Report filed subsequently and prior to the date hereof. Prologue has filed with the SEC and delivered to uWink Prologue's quarterly report on Form 10-QSB for the quarter ended September 30, 2003 ("Third Quarter Report"). As of each Closing, there shall not be any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of Prologue from the Third Quarter Report.

                           (b) The financial statements of Prologue made part of
the SEC Reports have been prepared in accordance with United States generally accepted accounting principles. All financial statements made part of the SEC Reports present fairly the consolidated financial position of Prologue as of their respective dates and the consolidated results of its operations and its cash flows for the periods presented therein subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount.

                  4.7 LITIGATION. There are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of Prologue, threatened against or affecting Prologue, the officers or directors of Prologue or any of their respective affiliates or which questions or threatens the validity of this Agreement or any action to be taken in connection therewith, and Prologue or any of its assets are not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. Prologue has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.


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                  4.8 TAXES. All federal income tax returns and state and local income and franchise tax returns for Prologue have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by Prologue to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on Prologue have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against Prologue and there are no pending, or to the knowledge of Prologue, threatened tax audits, examinations or claims.

                  4.9 NO DEFAULTS. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of Prologue under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which Prologue is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of Prologue, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

                  4.10 CORPORATE DOCUMENTS. Prologue has furnished to uWink and the Majority Stockholders true and complete copies of the Articles of Incorporation and Bylaws of Prologue certified by its secretary and copies of the resolutions adopted by Prologue's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. Prologue has made available to uWink and the Selling Stockholders and their representatives all corporate minute books of Prologue, and such minute books contain complete and accurate records of the proceedings of Prologue's stockholders and directors.

                  4.11 CONTRACTS AND OTHER COMMITMENTS. All contracts and agreements of any kind, written or oral, concerning Prologue are identified on the Prologue Disclosure Schedule. Prologue will not have and will not be bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

                  4.12 NO LIABILITIES. Prologue does not have any liabilities or claims against it (whether known or unknown, asserted or unasserted, absolute or contingent, including any liabilities for taxes) except for (i) liabilities or claims set forth in the SEC Reports, (ii) liabilities or claims identified in Prologue Disclosure Schedule, or (iii) other liabilities or claims which do not exceed $10,000 in the aggregate.


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                  4.13 COMPLIANCE WITH LAWS. Prologue has complied in all
material respects with all laws, regulations and orders affecting their business and operations and are not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  4.14 ABSENCE OF CERTAIN CHANGES. Prior to the Closing, Prologue shall not, except as contemplated by this Agreement, without the written consent of uWink (which consent will not be unreasonably withheld):

                           (a) make any material change in the business or
operations of Prologue, taken as a whole;

                           (b) declare any dividends in cash on the issued and
outstanding shares of Prologue Common Stock, or make any other distribution of any kind in respect thereof;

                           (c) issue, sell or otherwise distribute any
authorized but unissued shares of its capital stock or effect any stock split or reclassification of any such shares or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of capital stock of Prologue or any security convertible into or exchangeable for any such shares;

                           (d) adopt any amendment to its Articles of
Incorporation or Bylaws;

                           (e) enter into any other transaction affecting in any
material respect the business of Prologue taken as a whole.

                  4.15 BROKERS AND FINDERS. Prologue has not dealt with any broker or finder in connection with the transactions contemplated hereby. Prologue has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.16 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by Prologue to uWink or the Selling Stockholders in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to uWink pursuant hereto were or will be complete and accurate records of such documents.

         5. REPRESENTATIONS AND WARRANTIES OF UWINK. Except as set forth in the schedule attached hereto as Exhibit J (the "uWink Disclosure Schedule"), uWink represents, warrants and covenants to and with Prologue as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. uWink is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement.


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                  5.2 CAPITALIZATION. Recital A to this Agreement accurately and completely describes the authorized, issued and outstanding capital stock of uWink. All outstanding shares of uWink Common Stock and uWink Preferred Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights.

                  5.3 FINANCIAL STATEMENTS. uWink has furnished to Prologue its unaudited financial statements as of and for the fiscal year ended December 31, 2002 and for the nine month period ended September 30, 2003 (the "uWink Financial Statements"). The uWink Financial Statements reflect adequate provisions for all reasonably anticipated liabilities, do not contain any items of a special or nonrecurring nature except as expressly stated therein and present fairly the consolidated financial position of uWink as at such date.

                  5.4 NO MATERIAL ADVERSE CHANGE. Since September 30, 2003, there has not been any material adverse change in the business, assets, liabilities, financial condition, results of operations or prospects of uWink.

                  5.5 NO UNDISCLOSED LIABILITIES. uWink has no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the uWink Financial Statements, and (ii) liabilities incurred since September 30, 2003, in the ordinary course of business or as contemplated or permitted by this Agreement and not exceeding $50,000 in the aggregate, all of which in the aggregate, taking into consideration all other changes in the financial condition of uWink in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of uWink, or on the conduct of its businesses.

                  5.6 LITIGATION. There are no material lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of uWink, threatened against uWink, nor is there any reasonable basis known to any executive officer of uWink for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of any executive officer of uWink, contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

                  5.7 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by uWink in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of uWink, have been duly executed and delivered by uWink and is each the valid and legally binding obligation of uWink, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  5.8 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of uWink, as amended, (ii) any agreement, contract, lease, license or instrument to which uWink is a party or by which uWink or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which uWink is bound or to which it or any of its properties or assets are subject.

                  5.9 ACCURACY OF INFORMATION. None of the representations or warranties or information provided and to be provided by uWink to Prologue in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Prologue pursuant hereto were or will be complete and accurate records of such documents.

                  5.10 NO DEFAULTS. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation of uWink under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which uWink is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of uWink, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

                  5.11 CORPORATE DOCUMENTS. uWink has furnished to Prologue true and complete copies of the Certificate of Incorporation and Bylaws of uWink certified by its secretary and copies of the resolutions adopted by uWink's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. uWink has made available to Prologue and their representatives all corporate minute books of uWink, and such minute books contain complete and accurate records of the proceedings of uWink's stockholders and directors.

                  5.12 COMPLIANCE WITH LAWS. uWink has complied in all material respects with all laws, regulations and orders affecting their business and operations and are not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         6. CONDITIONS PRECEDENT

                  6.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Initial Closing of the following conditions unless waived by such party:

                           (a) GOVERNMENT APPROVALS. All authorizations,
consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement, shall have been filed, occurred or been obtained.

                           (b) THIRD-PARTY APPROVALS. Any and all consents or
approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of Prologue and uWink, shall have been obtained, including the written consent of the holders of the outstanding uWink Note.

                           (c) LEGAL ACTION. No temporary restraining order,
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of uWink or Prologue, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PROLOGUE. The obligations of Prologue to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Initial Closing of the following conditions, unless waived by Prologue:

                           (a) REPRESENTATIONS AND WARRANTIES OF MAJORITY
STOCKHOLDERS. The representations and warranties of the Majority Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Initial Closing Date, except as otherwise contemplated by this Agreement.

                           (b) REPRESENTATIONS AND WARRANTIES OF uWINK. The
representations and warranties of uWink set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Initial Closing Date, and Prologue shall have received a certificate to such effect signed by the Chief Executive Officer of uWink.

                           (c) PERFORMANCE OF OBLIGATIONS OF uWINK. uWink shall
have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Initial Closing Date, and Prologue shall have received a certificate to such effect signed by the Chief Executive Officer of uWink.

                           (d) ADDITIONAL CLOSING DOCUMENTS. Prologue shall have
received (i) each of the documents or instruments listed in Section 2.2 hereof from the Majority Stockholders; (ii) each of the documents or instruments listed in Section 2.3 hereof from uWink; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by Prologue, including, but not limited to the prior written consent of the holder of the uWink Note.

                  6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF uWINK AND THE MAJORITY STOCKHOLDERS. The obligations of uWink and the Majority Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Initial Closing of the following conditions unless waived by uWink and the Majority Stockholders:

                           (a) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Prologue set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Initial Closing Date, except as otherwise contemplated by this Agreement, and uWink and the Majority Stockholders shall have received a certificate to such effect signed by the President of Prologue.

                           (b) PERFORMANCE OF OBLIGATIONS OF PROLOGUE. Prologue
shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Initial Closing Date, and uWink shall have received a certificate to such effect signed by the President of Prologue.

                           (c) APPOINTMENT OF DIRECTORS TO PROLOGUE BOARD.
Prologue, effective as of the Initial Closing, will have appointed to its board of directors of Prologue, Nolan K. Bushnell, Peter J. Sprague and Bruce P. Kelly, and the current board of directors members and officers of Prologue shall have tendered their respective resignations from all officer and director positions with Prologue effective as of the Initial Closing.

                           (d) ADDITIONAL CLOSING DOCUMENTS. uWink and the
Majority Stockholders shall have received (i) the documents and instruments referenced in Section 2.1 hereof; and (ii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by uWink.

         7. CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS. As soon as is reasonably practicable following the Initial Closing, Prologue shall:

                  7.1 Take such action as is necessary, including without limitation the filing of an Information Statement or a Proxy Statement pursuant to Section 14(c) of the Exchange Act, to obtain Prologue's stockholders' approval of, and effect, a change in the Prologue's name from "Prologue" to "uWink, Inc." (or such other name as uWink shall designate); and

                  7.2 File a Current Report on Form 8-K with the SEC to report the reorganization transaction contemplated by this Agreement and, by way of such report or an amendment thereto, the required financial statements of uWink.

         8. TERMINATION AND ABANDONMENT.

                  8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Initial Closing by the written consent of uWink and Prologue.

                  8.2 TERMINATION BY EITHER uWINK OR PROLOGUE. This Agreement may be terminated by either uWink or Prologue if the Initial Closing is not consummated by November 31, 2003 (provided that the right to terminate this Agreement under this Section 8.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such date).

                  8.3 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 8, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                           (a) Each of the parties will, upon request, redeliver
all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                           (b) No party will have any liability for a breach of
any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

                           (c) All filings, applications and other submissions
made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.


         9. MISCELLANEOUS.

                  9.1 THIRD-PARTY BENEFICIARIES. All Selling Stockholders, including the Subscribers who execute the Subscription Agreements subsequent to the Initial Closing, shall be permitted beneficiaries of the representations, warranties and covenants of Prologue and of the closing documents delivered by Prologue at the Initial Closing.

                  9.2 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  9.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.
                  9.7 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements contained herein or made in writing by Prologue, uWink and the Majority Stockholders in connection with the transactions contemplated hereby except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

                  9.8 EXPENSES AND ATTORNEY FEES. Prologue and uWink shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  9.9 WAIVER OF CONDITIONS. At any time or times during the term hereof, Prologue may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and uWink or the Majority Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  9.10 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by three (3) days advance written notice to the Company. All communications shall be addressed as follows:

                  (A) if to uWink, to:

                              UWINK, INC.
                              5443 Beethoven Street
                              Los Angeles, CA  90066
                              Telephone: (310) 827-6900
                              Facsimile: (310) 827-7633
                              Attention: Nolan Bushnell, Chief Executive Officer with a copy so mailed to:

                              PRESTON GATES & ELLIS LLP
                              1900 Main Street, Suite 600
                              Irvine, California  92614
                              Telephone:  (949) 253-0900
                              Facsimile:  (949) 253-0902
                              Attention: Daniel K. Donahue

                  (B) if to Prologue, to:

                              PROLOGUE
                              383 Inverness Parkway, Suite 100
                              Englewood, CO  80112
                              Telephone:  (720) 889-0133
                              Facsimile:
                              Attention:  Kevin R. Keating, President

                              with a copy so mailed to:

                              BERTRAND T. UNGAR, ESQ.
                              5251 DTC Parkway, Suite 1090
                              Greenwood Village, CO 80111
                              Telephone: (720)889-0131
                              Facsimile: (720)889-0135

                  9.11 LAW GOVERNING. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of California.

                  9.12 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  9.13 DELIVERY BY FAX. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

                                     * * * *

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


                                     "PROLOGUE"

                                     PROLOGUE,
                                     a Utah corporation


                                     By: /s/ Kevin R. Keating
                                         ---------------------------------------
                                         Kevin R. Keating, President


                                     "uWINK"

                                     UWINK, INC.,
                                     a Delaware corporation


                                     By: /s/  Nolan K. Bushnell
                                         ---------------------------------------
                                         Nolan Bushnell, Chief Executive Officer



                                     "MAJORITY STOCKHOLDERS"

                                     Signatures Appear on Exhibit A

                                    EXHIBIT A

                       MAJORITY STOCKHOLDER SIGNATURE PAGE


--------------------------------------------------------------------------------
                             Number of uWink Shares
Name and Address of            Owned by Majority
Majority Stockholder               Stockholder                   Signature
--------------------------------------------------------------------------------

_____________________          _____________________        ____________________

_____________________

_____________________

_____________________